Exhibit 10.10

        MEMORANDUM OF UNDERSTANDING BETWEEN SUSTAINABLE POWER CORP. AND
                      HAYTIAN TRACTOR & EQUIPMENT CO. S.A.

  This agreement is by and between Sustainable Power Corp, located in Houston,
    TX, with principal offices located in Natchez, MS, and Haytian Tractor & Equpment Co. S.A., located at 51 , Blvd. Toussaint Louverture, Port-au-Prince,
                                     Haiti.



PURPOSE
-------

To create a joint venture specifically designed to produce Vertroleum (tm ) green biofuels that meet all ASTM specifications, including biocrude, biogasoline, jet fuels, marine fuels, and other biofuel to be used in the generation of 24 megawatts of power to be distributed into various points in the country of Haiti. Value of Phase One to be approximately $ 127,000,000 USD



MUTUAL AGREEMENTS
-----------------

- Haytian Tractor, ("HayTrac") through its President Reynold Bonnefile is #1 and only distributor of Caterpillar tractors in Haiti and has been awarded substantial power contracts to generate and distribute power into two cities, Les Cayes and Petit-Goave.

- Sustainable Power ("SSTP") will install and train operation of 20 biocrude reactors in Haiti in Phase 1.

- Both parties are looking to develop bio fuel, bio crude and distribute power in Haiti.

-    The excess fuel production not used for Haiti will be exported.

- SSTP and HayTrac have mutual goals in Haiti: producing oil and electricity and fostering agricultural growth through the faming of feedstocks to be used in the venture.

-    HayTrac has been in the electricity business for 58 years.

- HayTrac carries a high reputation in the industry for quality, service and reliability.

- HayTrac acknowledges SSTP is a public company and approves disclosure of this MOU and future agreements. Reynold Bonnefil, President stated, "I wholly welcome this joint venture which will start in the south of Haiti. It will contribute to improving the standard of living of Haitians, especially with the current price of petroleum being as high as it is today."

- HayTrac has previously had electricity contract in Port-au-Prince, the capital of Haiti.

- The parties agree that this Joint Venture has enormous benefits for the country of Haiti.

- The Joint Venture will most likely start with a well known feedstock that grows fast and easy in Haiti named Jatropha, and may ultimately use other feed stocks including Algae.

- There is already a group in Haiti looking to grow a huge amount of Jatropha and HayTrac has a great pre existing relationship with them.

-    HayTrac and SSTP are looking to make a life time agreement.

- Ultimately the Joint Venture could have 400 reactors producing 2000 megawatts.

- HayTrac will maintain 10% of the Joint Venture for all endeavors in the country of Haiti.

-    HayTrac is the #1 power generator provider in Haiti.




Signed:





\s\ Reynold Bonnefil                                 30-01-08
--------------------                                 --------
Reynold  Bonnefil,  Pres                             Date
Haytian  Tractor  &  Equipment





\s\ Keith Mazer                                      01-30-08
---------------                                      --------
Keith  Mazer,  COE                                   Date
Sustainable  Power  Corp.